EXHIBIT 99.1

Community Shores Reports 2008 Full-Year and Fourth Quarter Results

MUSKEGON, Mich., Feb. 5, 2009 (GLOBE NEWSWIRE) -- Community Shores Bank Corporation ("Community Shores") (Nasdaq:CSHB), Muskegon's only locally headquartered independent community banking organization, today reported a net loss of $1.0 million, or $0.70 per diluted share, for the twelve months ended December 31, 2008. This compares with a net loss of $772,000, or $0.53 per diluted share, for the 2007 full year. The Company reported a net loss of $1.1 million, or $0.74 per diluted share, for the fourth quarter of 2008 compared with a net loss of $916,000, or $0.62 per diluted share, for the prior-year fourth quarter. Full-year and fourth quarter 2008 results reflect a declining net interest margin and deteriorating asset quality, both largely a function of the weaker economy, most notably in the real estate sector.

Heather D. Brolick, president and CEO of Community Shores Bank Corporation, stated, "As a local bank dedicated to serving the Greater Muskegon market, we are committed to meeting the banking needs of our local business and retail customers. We know this market well, and we have prospered together over the past ten years since we formed Community Shores Bank. Our commitment remains solid even as the economy weakens and the circumstances of the banking industry and our borrowers change.

"We have been proactively working with our borrowers to address factors that might impact loan repayment. The vast majority has responded constructively, recognizing that unprecedented conditions have increased credit risk factors. In addition to asset risk mitigation, we have taken steps to strengthen our bank -- cutting costs, improving our capital ratios by selectively reducing the balance sheet, and developing additional fee-based products to improve profitability. We realize that this economy might be with us for a while, and we are taking steps to protect our customers and shareholders from the growing level of uncertainty we face."

Operating Results

Total revenue, which includes net interest income and noninterest income, was $9.0 million for 2008, 6.8 percent lower than the $9.7 million recorded for the prior year. Net interest income was $6.9 million, down $1.1 million or 13.6 percent from 2007, primarily from a 58 basis point decline in the net interest margin, to 2.76 percent. Although average earning assets increased by 5.4 percent year over year, virtually all of the growth was in the securities portfolio, while average loan balances declined over the course of the year. Ms. Brolick commented, "Loan yields and cost of funds have stabilized over the most recent quarters; however, our net interest margin continues to be impacted by our changing asset mix and the interest lost from non-accruing loans."

For the fourth quarter, total revenue was $2.0 million, down 8.7 percent from 2007 total revenue of $2.2 million. Average loans declined 8.0 percent from the year-ago quarter, while earning assets declined by only 2.1 percent. The net interest margin was 2.66 percent, a decrease of 29 basis points or 9.8 percent from the fourth quarter 2007 net interest margin of 2.95 percent. Interest foregone from non-accruing loans reduced the 2008 fourth quarter margin by sixteen basis points.

Noninterest income for 2008 was $2.1 million, up $431,000, or 25.5 percent, above the $1.7 million recorded for fiscal 2007. Excluding one-time gains of $142,000 and $118,000, respectively, from the sale of real estate and a court settlement, both of which occurred in 2008, core noninterest income from banking activities grew 10.1 percent. "Given the difficult housing market, we are pleased with the growth of mortgage banking at Community Shores," added Brolick. Gains from loans sales were $369,000 for 2008, up $80,000 above 2007.

The 2008 provision for loan losses was $1.9 million, of which $1.5 million was taken in the fourth quarter. This compares with a 2007 loan loss provision of $1.9 million, with $1.1 million recorded in the fourth quarter. The loan loss reserve increased by $748,000, from $3.6 million (1.55 percent of total loans) at 2007 year-end to $4.4 million (2.10 percent of total loans) at December 31, 2008. The larger 2008 provision expense primarily reflects a higher level of net loan charge-offs and increased reserve levels to provide for potential future losses in the existing loan portfolio.

"Noninterest expense is an area where discipline can make a significant difference in this difficult operating environment. Our operating expense declined year-over-year, a major accomplishment in light of the added burden of regulatory and credit administration costs. I want to acknowledge the contributions of our dedicated staff in this area," Ms. Brolick stated. Noninterest expense was $8.7 million for 2008, down $306,000 or 3.4 percent from the prior-year level, primarily from a $353,000 or 7.1 percent decline in salary and benefits expense. During the course of the year, the number of FTE employees reduced by 11, ending the year at 75. Partially offsetting this improvement, the 2008 expenses associated with credit administration/collections and regulatory fees/insurance increased by $205,000 and $61,000, respectively, compared with 2007.

Balance Sheet and Asset Quality

Assets at December 31, 2008 were $255.6 million, a decline of $17.8 million or 6.5 percent since year-end 2007. Year over year, the balance sheet reflects a decline in total loans of $25.0 million, or 10.8 percent, to $207.5 million, partially offset by a $5.6 million, or 28.0 percent, increase in the securities portfolio, to $25.4 million. Construction and development loans accounted for the largest loan decline, down $15.0 million or 53.6 percent to $17.4 million, followed by a $9.1 million or 13.4 percent decline in commercial and industrial loans, to $59.3 million. The slowdown in business and real estate activity, combined with tighter underwriting standards, continues to slow the level of loan originations.

At December 31, 2008, nonperforming assets were $11.9 million, or 4.66 percent of total assets (including $6.1 million of foreclosed real estate); this compares with $7.8 million, or 3.03 percent of assets, for the linked quarter (including $2.5 million of foreclosed real estate) and $6.6 million, or 2.41 percent of assets, for December 31, 2007 (including $567,000 of foreclosed real estate). Ms. Brolick added, "The majority of our problem loans have a real estate related component. Increasingly, we are gaining control over our collateral, and actively pursuing opportunities for the disposition of assets. The level of foreclosures in our market is stabilizing, but market activity remains low."

Net charge-offs were $1.2 million for 2008, or 0.54 percent of average loans, of which $399,000 occurred in the fourth quarter; this compares with 2007 net charge-offs of $878,000, of which $638,000 was taken in the year-ago fourth quarter. On an annualized basis, quarterly charge-offs were 0.75 percent and 1.10 percent, respectively, of average loans for the 2008 and 2007 fourth quarters.

Deposits at December 31, 2008 were $219.6 million, down $18.4 million or 7.7 percent from year-end 2007. "As we downsized our loan portfolio this past year," commented Ms. Brolick, "we significantly improved our deposit mix. We reduced brokered deposits while increasing noninterest-bearing demand deposits. Non-maturity deposits now account for nearly 30 percent of total deposits." Brokered deposits declined by $13.5 million, or 14.5 percent, while demand deposits increased by $2.4 million, or 14.5 percent, over the past twelve months.

Consolidated shareholders' equity stands at $14.9 million at December 31, 2008, a decline of $0.7 million or 4.3 percent since the prior year-end. Tier I capital was 5.68 percent of year-end assets, virtually unchanged from 5.69 percent at 2007 year-end. The Bank remains well-capitalized, with Tier I Capital and Total Risk-Based Capital at 8.30 and 10.96 percent, respectively, at December 31, 2008. Shares outstanding totaled 1,468,800 at 2008 year-end.

Ms. Brolick summarized, "We continue to respond proactively to market conditions, mitigating the impact of our weakening economy through tighter underwriting standards and greater selectivity. At the same time, we are pursuing every opportunity to generate fee income and reduce operating expenses. We have become wiser and more efficient in response to the challenges we face, and this should bode well as our economy improves."

About the Company

Community Shores Bank Corporation is the only independent community banking organization headquartered in Muskegon. The Company serves businesses and consumers in the western Michigan counties of Muskegon and Ottawa from four branch offices. Community Shores Bank opened for business in January 1999, and has grown to $256 million in assets. The Company's stock is listed on the NASDAQ Capital Market under the symbol 'CSHB.' For further information, please visit the Company's web site at: www.communityshores.com.

Forward Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; changes in the local real estate market; and other factors, including risk factors, referred to from time to time in filings made by Community Shores with the Securities and Exchange Commission. Community Shores undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

                  COMMUNITY SHORES BANK CORPORATION
                   CONSOLIDATED FINANCIAL HIGHLIGHTS

 (dollars in                           Quarterly
 thousands       -----------------------------------------------------
 except per        2008        2008      2008       2008        2007
 share data)      4th Qtr    3rd Qtr    2nd Qtr    1st Qtr    4th Qtr
                 ---------  ---------  ---------  ---------  ---------
 EARNINGS
  Net interest
   income            1,601      1,749      1,688      1,850      1,830
  Provision for
   loan and
   lease losses      1,465         95        153        231      1,130
  Noninterest
   income              437        439        604        643        401
  Noninterest
   expense           2,240      2,099      2,150      2,239      2,500
  Pre tax
   income
   (expense)        (1,667)        (5)       (10)        23     (1,398)
  Net Income
   (loss)           (1,083)        12         11         32       (916)
  Basic
   earnings
   per share     $   (0.74) $    0.01  $    0.01  $    0.02  $   (0.62)
  Diluted
   earnings
   per share     $   (0.74) $    0.01  $    0.01  $    0.02  $   (0.62)
  Average
   shares
   outstanding   1,468,800  1,468,800  1,468,800  1,468,800  1,468,800
  Average
   diluted
   shares
   outstanding   1,468,800  1,468,800  1,468,800  1,468,800  1,468,800

 PERFORMANCE
  RATIOS
  Return on
   average
   assets           -1.66%      0.02%      0.02%      0.05%     -1.37%
  Return on
   average
   common
   equity          -27.47%      0.31%      0.28%      0.82%    -22.49%
  Net interest
   margin            2.66%      2.90%      2.72%      2.88%      2.95%
  Efficiency
   ratio           109.90%     95.90%     93.76%     89.81%    112.04%
  Full-time
   equivalent
   employees            75         75         78         80         86

 CAPITAL
  End of
   period
   equity to
   assets            5.85%      6.10%      5.88%      5.67%      5.71%
  Tier 1
   capital
   to end of
   period
   assets            5.68%      6.08%      5.88%      5.59%      5.69%
  Book value
   per share     $   10.18  $   10.67  $   10.63  $   10.76  $   10.63

 ASSET QUALITY
  Gross loan
   charge-offs         404        220        314        323        650
  Net loan
   charge-offs         399        207        281        309        638
  Net loan
   charge-offs
   to avg loans
   (annualized)      0.75%      0.38%      0.51%      0.54%      1.10%
  Allowance for
   loan and
   lease losses      4,351      3,285      3,397      3,525      3,603
  Allowance for
   losses to
   total loans       2.10%      1.51%      1.56%      1.57%      1.55%
  Past due and
   nonaccrual
   loans
   (90 days)         5,860      5,257      4,264      3,625      6,017
  Past due and
   nonaccrual
   loans to
   total loans       2.82%      2.40%      1.94%      1.61%      2.59%
  Other real
   estate and
   repossessed
   assets            6,054      2,519      1,862      1,845        567
  NPA +90 day
   past due to
   total assets      4.66%      3.03%      2.31%      1.96%      2.41%

 END OF PERIOD
  BALANCES
  Loans            207,508    219,182    219,616    224,796    232,505
  Total earning
   assets          235,367    238,694    247,162    260,707    256,874
  Total assets     255,612    256,891    265,348    278,758    273,458
  Deposits         219,566    221,286    230,229    242,767    237,950
  Shareholders'
   equity           14,946     15,669     15,613     15,805     15,614

 AVERAGE
  BALANCES
  Loans            212,638    219,299    220,820    230,778    231,122
  Total earning
   assets          246,819    246,701    254,201    262,269    251,989
  Total assets     261,726    263,576    271,003    279,076    268,400
  Deposits         224,895    227,563    235,501    243,825    230,252
  Shareholders'
   equity           15,771     15,664     15,629     15,597     16,291

                                                     Year to date
                                               -----------------------
(dollars in thousands except per share data)     2008          2007
                                               ----------   ----------
 EARNINGS
  Net interest income                               6,890        7,974
  Provision for loan and lease losses               1,944        1,932
  Noninterest income                                2,122        1,691
  Noninterest expense                               8,727        9,033
  Pre tax income (expense)                         (1,659)      (1,300)
  Net Income (loss)                                (1,027)        (772)
  Basic earnings per share                     $    (0.70)   $   (0.53)
  Diluted earnings per share                   $    (0.70)   $   (0.53)
  Average shares outstanding                    1,468,800    1,468,778
  Average diluted shares outstanding            1,468,800    1,476,778

 PERFORMANCE RATIOS
  Return on average assets                         -0.38%       -0.30%
  Return on average common equity                  -6.55%       -4.71%
  Net interest margin                               2.76%        3.34%
  Efficiency ratio                                 96.84%       93.48%
  Full-time equivalent employees                       75           86

 CAPITAL
  End of period equity to assets                    5.85%        5.71%
  Tier 1 capital to end of period assets            5.68%        5.69%
  Book value per share                         $    10.18   $    10.63

 ASSET QUALITY
  Gross loan charge-offs                            1,261          921
  Net loan charge-offs                              1,196          878
  Net loan charge-offs to avg loans
   (annualized)                                     0.54%        0.40%
  Allowance for loan and lease losses               4,351        3,603
  Allowance for losses to total loans               2.10%        1.55%
  Past due and nonaccrual loans (90 days)           5,860        6,017
  Past due and nonaccrual loans to total loans      2.82%        2.59%
  Other real estate and repossessed assets          6,054          567
  NPA +90 day past due to total assets              4.66%        2.41%

 END OF PERIOD BALANCES
  Loans                                           207,508      232,505
  Total earning assets                            235,367      256,874
  Total assets                                    255,612      273,458
  Deposits                                        219,566      237,950
  Shareholders' equity                             14,946       15,614

 AVERAGE BALANCES
  Loans                                           220,857      219,966
  Total earning assets                            255,041      242,071
  Total assets                                    268,833      258,714
  Deposits                                        232,912      221,139
  Shareholders' equity                             15,683       16,402

                     Community Shores Bank Corporation
                Condensed Consolidated Statements of Income
                              (Unaudited)

                     Three       Three         Twelve        Twelve
                     Months      Months        Months        Months
                     Ended       Ended         Ended         Ended
                    12/31/08    12/31/07       12/31/08      12/31/07
                 ------------  ------------  ------------  ------------
 Interest and
  dividend
  income
 Loans,
  including
  fees          $  3,437,248  $  4,287,410  $ 14,884,209  $ 17,131,662
 Securities
  (including
  FHLB
  dividends)         238,263       206,678       874,576       839,569
 Federal funds
  sold and
  other
  interest
  income              22,036        14,365       211,377       135,603
                ------------  ------------  ------------  ------------
   Total
   interest
   income          3,697,547     4,508,453    15,970,162    18,106,834
 Interest
  expense
 Deposits          1,876,862     2,389,428     8,208,550     9,017,500
 Repurchase
  agreements
  and federal
  funds
  purchased
  and other
  debt                14,044        90,708        67,762       370,463
 Federal Home
  Loan Bank
  advances and
  notes payable      205,234       197,985       803,613       744,628
                ------------  ------------  ------------  ------------
   Total
   interest
   expense         2,096,140     2,678,121     9,079,925    10,132,591

 Net interest
  Income           1,601,407     1,830,332     6,890,237     7,974,243
 Provision for
  loan losses      1,465,377     1,129,957     1,943,976     1,931,963
                ------------  ------------  ------------  ------------
 Net interest
  income after
  provision for
  loan losses        136,030       700,375     4,946,261     6,042,280
 Noninterest
  income
 Service charges
  on deposit
  accounts           273,687       269,044     1,016,151       969,176
 Mortgage loan
  referral fees            0         3,838             0        13,833
 Gain on sale
  of loans            49,348        50,062       369,082       289,069
 Gain on sale
  of securities            0             0             0         1,986
 Gain on
  disposal of
  equipment                0             0             0           458
 Gain (loss)
  on the sale
  of real
  estate                   0       (15,742)      142,324       (22,696)
 Other               113,536        94,106       594,412       439,226
                ------------  ------------  ------------  ------------
   Total
   noninterest
   income            436,571       401,308     2,121,969     1,691,052

 Noninterest
  expense
 Salaries and
  employee
  benefits         1,123,718     1,280,403     4,637,339     4,990,196
 Occupancy           161,396       159,263       650,982       589,480
 Furniture and
  equipment          172,166       168,483       689,695       649,410
 Advertising          24,022        32,186       113,417       161,051
 Data Processing     122,005       112,917       478,923       440,133
 Professional
  services           100,082       146,642       495,309       550,244
 Foreclosed
  asset
  impairments         83,271       149,583        83,271       155,783
 Other               453,083       450,932     1,578,356     1,496,976
                ------------  ------------  ------------  ------------
   Total
   noninterest
   expense         2,239,743     2,500,409     8,727,292     9,033,274

 Income before
  income taxes    (1,667,142)   (1,398,726)   (1,659,062)   (1,299,941)
 Federal income
  tax expense       (584,431)     (483,094)     (631,603)     (527,710)
                ------------  ------------  ------------  ------------
 Net Income     $ (1,082,711) $   (915,632) $ (1,027,459) $   (772,231)
                ============  ============  ============  ============
 Weighted
  average
  shares
  outstanding      1,468,800     1,468,800     1,468,800     1,468,778
                ============  ============  ============  ============
 Diluted
  average
  shares
  outstanding      1,468,800     1,468,800     1,468,800     1,476,778
                ============  ============  ============  ============
 Basic income
  per share     $      (0.74) $      (0.62) $      (0.70) $      (0.53)
                ============  ============  ============  ============
 Diluted
  income per
  share         $      (0.74) $      (0.62) $      (0.70) $      (0.53)
                ============  ============  ============  ============

                      Community Shores Bank Corporation
              Condensed Consolidated Statements of Condition

                        December 31,     December 31,     December 31,
                           2008             2007             2006
                        (Unaudited)       (Audited)        (Audited)
                        ------------    -------------    -------------
 ASSETS
 Cash and due from
  financial
  institutions           $   3,192,789   $   3,329,626   $   3,398,155
 Interest-bearing
  deposits in other
  financial
  institutions               2,479,012         201,290          72,115
 Federal funds sold                  0       4,346,000       5,600,000
                         -------------   -------------   -------------
    Total cash and cash
     equivalents             5,671,801       7,876,916       9,070,270

 Securities
    Available for sale      18,769,970      13,194,645      13,184,437
    Held to maturity         6,609,620       6,627,534       5,257,835
                         -------------   -------------   -------------
    Total securities        25,379,590      19,822,179      18,442,272

 Loans held for sale         2,354,956       2,285,966         165,070

 Loans                     205,153,203     230,219,420     207,432,376
 Less: Allowance
  for loan losses            4,350,903       3,602,948       2,549,016
                         -------------   -------------   -------------
    Net loans              200,802,300     226,616,472     204,883,360

 Federal Home Loan
  Bank stock                   404,100         404,100         404,100
 Premises and
  equipment,net             11,869,741      12,488,593      10,958,821
 Accrued interest
  receivable                 1,004,552       1,159,804       1,249,680
 Other assets                8,124,924       2,804,033       1,807,258
                         -------------   -------------   -------------
    Total assets         $ 255,611,964   $ 273,458,063   $ 246,980,831
                         =============   =============   =============

 LIABILITIES AND
  SHAREHOLDERS'
  EQUITY
   Deposits
    Non interest-
     bearing             $  19,135,831   $  16,708,504   $  17,179,082
    Interest-bearing       200,429,709     221,241,941     197,103,330
                         -------------   -------------   -------------
     Total deposits        219,565,540     237,950,445     214,282,412

 Federal funds
  purchased and
  repurchase
  agreements                 5,813,605       4,400,611       4,494,614
 Federal Home Loan
  Bank advances              6,000,000       6,000,000       6,000,000
 Subordinated
  debentures                 4,500,000       4,500,000       4,500,000
 Notes payable               4,200,000       4,206,043         400,000
 Accrued expenses
  and other
  liabilities                  586,365         786,639       1,185,180
    Total                           --              --              --
    liabilities            240,665,510     257,843,738     230,862,206

 Shareholders' Equity
  Common Stock,
   no par value:
   9,000,000 shares
   authorized,
   1,468,800 issued
   at September 30,
   2007 and 1,466,800
   issued at December
   31, 2006, and
   September 30, 2006       13,296,691      13,296,691      13,274,098
   Retained earnings         1,228,084       2,255,543       3,027,774
   Accumulated other
    comprehensive
    deficit                    421,679          62,091        (183,247)
                         -------------   -------------   -------------
   Total shareholders'
    equity                  14,946,454      15,614,325      16,118,625
   Total liabilities
    and shareholders'
    equity               $ 255,611,964   $ 273,458,063   $ 246,980,831

CONTACT:  Community Shores Bank Corporation
          Heather D. Brolick, President and CEO
            1-231-780-1845
            hbrolick@communityshores.com
          Tracey A. Welsh, Senior Vice President and CFO
            1-231-780-1847
            twelsh@communityshores.com